Exhibit 99.1

Contact:
John A. Stiles
John A. Stiles & Assoc. LLC
314-994-0560

Maya Lee
Fleishman-Hillard
212-453-2317
leemay@fleishman.com

AUTHENTIDATE HOLDING CORP. NAMES PETER SMITH AS CHIEF OPERATING OFFICER

New York, NY – November 17, 2003– AuthentiDate Holding Corp. (NASDAQ: ADAT), today announced that Peter Smith has joined as Chief Operating Officer. Smith will oversee the operations of the three companies within Authentidate Holding Corp.’s AuthentiDate Group, comprised of AuthentiDate, Inc., Trac Medical Solutions, Inc. and AuthentiDate International AG.

With more than twenty years of corporate management experience, Mr. Smith brings to AuthentiDate a solid track record of strong revenue and profit growth while managing significant organizational change and regularly bringing innovative technology solutions to the enterprise. Most recently, he served as Chief Operations Officer for the $180 million dollar London Fog Industries. He was also directly responsible as President for the company’s $36 million dollar retail division. Under Mr. Smith’s leadership, dramatic business process reengineering occurred that supported the Pacific Trail divisions doubling of volume to over $100 million and significant profitability growth. A similar rebuilding and return to profitability turn around was executed in the Retail division that Mr. Smith took over in 1999. He was also responsible for rebuilding the IT Group at London Fog and had full supply chain management responsibility.

“AuthentiDate Group is looking to extend its market presence with its Web-based content authentication and non-repudiation services, while maintaining operational costs,” said John Botti, chairman, president and chief executive officer of AuthentiDate Holdings, Inc. “Peter brings the right balance of results-oriented leadership, and the ability to help drive profitability for AuthentiDate.”

“The AuthentiDate environment is tremendously exciting, particularly with the initiatives the company has underway with the United States Postal Service and the Electronic Postmark,” said Smith. “We will leverage the strength of our secure technology products, as we focus on expanding AuthentiDate’s reach and bringing the company to a position of consistent profitable growth.”

Smith began his career in the wholesale division of Phillips Van Heusen in 1982. In 1983 he moved to Phillips Van Heusen’s rapidly growing retail group where he worked in store operations. He then led its site development efforts, which resulted in more than tripling the chain’s size. Other work experience includes the founding and successful growth of a material handling and system integration company that included an international partnership and the management of multiple manufacturing facilities.

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells a complete line of proprietary document imaging products. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on “content security” as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical uses the AuthentiDate service in the medical supply business.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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All product and company names herein may be the trademarks of their respective owners.